As  filed  with  the  Securities  and  Exchange  Commission  on  June  25,  1998
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                         MOBIUS MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
        DELAWARE                                             13-3078745
        --------                                             ----------
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                         Identification Number)

                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------
                    (Address of Principal Executive Offices)

                                 ---------------
                         MOBIUS MANAGEMENT SYSTEMS, INC.
                            1996 STOCK INCENTIVE PLAN
                         MOBIUS MANAGEMENT SYSTEMS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                         MOBIUS MANAGEMENT SYSTEMS, INC.
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)
                                 MITCHELL GROSS
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                     (Name and Address of Agent for Service)

                                 (914) 921-7200
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:
                            Kenneth P. Kopelman, Esq.
                        Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                           Proposed                     Proposed
                                                           Maximum                      Maximum
Title of                                                   Offering                     Aggregate                    Amount of
Securities to                 Amount to be                 Price Per                    Offering                     Registration
be Registered                 Registered(1)                Share(2)                     Price                        Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common                        3,835,500                    $11.875                       $45,546,563                  $13,436
Stock (par                    shares
value $0.0001
per share)
===================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1998 Mobius Management Systems, Inc. Employee Stock Purchase Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market on June 24, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Registration Statement No. 333-47117 on Form S-1, as amended;

         (b) The Registrant's Prospectus filed with the Securities and Exchange Commission (the "Commission") on April 28, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") in connection with the above referenced Registration Statement on Form S-1, in which there is set forth the audited financial statements of the Registrant which present the Registrant's financial position as of June 30, 1997 and December 31, 1997 and the Registrant's results of operations and cash flows for the fiscal year ended June 30, 1997 and for the six month period ended December 31, 1997, as supplemented by Prospectus Supplement No.1 filed with the Commission pursuant to rule 424(b) on May 13, 1998;

         (c) The Registrant's Registration Statement on Form 8-A (File No. 000-24077), filed with the Commission on April 23, 1998, which incorporates a description of the Common Stock, including any amendment or report filed for the purpose of updating such description; and

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (b) above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         The legality of the issuance of the shares has been passed upon for the Registrant by Kramer, Levin, Naftalis & Frankel ("Kramer Levin"). Kenneth P. Kopelman, a partner at Kramer Levin, is a member of Registrant's board of directors and owns options to purchase 10,000 shares of Common Stock. In addition, Mr. Kopelman may be deemed to be the beneficial owner of 1,500 shares of Common Stock owned by his minor children.

Item 6.  Indemnification of Directors and Officers.

         Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify each director or officer of the Registrant or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any litigation or other legal proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any of its subsidiaries (provided that such person's actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful) against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except for proceedings to recover claims made by a director or officer against the Registrant pursuant to such Article NINTH, the Registrant shall not be obligated to indemnify a director or officer in connection with a proceeding not authorized by the Board of Directors of the Registrant and initiated by such director or officer against (i) the Registrant or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Registrant or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Registrant or has or had business relations with the Registrant or any of its subsidiaries.

         The right to indemnification conferred by such Article NINTH includes the right to be paid by the Registrant the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the Registrant.

         Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made by a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

               Exhibit Number       Description
               --------------       -----------

                      4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to the Registration Statement No. 333-47117 on Form S-1 (the "Registration Statement"), filed with the Commission on April 2, 1998).

                      4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to
                                    Exhibit  3.2  to  Amendment  No.  2  to  the
                                    Registration   Statement,   filed  with  the
                                    Commission on April 2, 1998).

                      5             Opinion   of  Kramer,   Levin,   Naftalis  &
                                    Frankel.

                      10.1 Mobius Management Systems, Inc. 1996 Stock Incentive Plan, together with the amendment thereto (incorporated by reference to
                                    Exhibit 10.1 to the Registration Statement, filed with the Commission on February 27, 1998 and to Exhibit 10.2 to Amendment No. 1 to the Registration Statement, filed with the Commission on March 11, 1998).

                      10.2 Mobius Management Systems, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement, filed with the Commission on March 11, 1998).

                      10.3 Mobius Management Systems, Inc. 1998 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registration Statement, filed with the Commission on March 11, 1998).

                      23.1          Consent of KPMG Peat Marwick LLP.

                      23.2 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 5 above).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of June, 1998.

                                       MOBIUS MANAGEMENT SYSTEMS, INC.

                                       By:/s/ Mitchell Gross
                                          ----------------------------
                                          Name:  Mitchell Gross
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mobius Management Systems, Inc., hereby severally constitute and appoint Mitchell Gross and Joseph J. Albracht and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the Plans listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Mobius Management Systems, Inc. to comply with the provisions of the Securities Act of 1993, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 25, 1998 in the capacities indicated.

Signature                                       Title(s)
---------                                       --------

/s/ MITCHELL GROSS           Chairman of the Board, Chief Executive Officer,
-------------------------    President (Principal Executive Officer) and
Mitchell Gross               Director


/s/ JOSEPH J. ALBRACHT       Executive Vice President, Chief Operating Officer,
-------------------------    Secretary and Director
Joseph J. Albracht

/s/ E. KEVIN DAHILL          Vice President, Chief Financial Officer and
-------------------------    Treasurer
E. Kevin Dahill              (Principal Financial and Accounting Officer)

/s/ PETER J. BARRIS          Director
-------------------------
Peter J. Barris


/s/ EDWARD F. GLASSEMEYER    Director
-------------------------
Edward F. Glassemeyer


 /s/ KENNETH P. KOPELMAN     Director
-------------------------
Kenneth P. Kopelman

Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the following person on June 25, 1998, in the capacity indicated.

/s/ Mobius Management Systems, Inc.
1998 Employee Stock Purchase Plan
-----------------------------------
Mobius Management Systems, Inc
1998 Employee Stock Purchase Plan


BY:  /s/ E. Kevin Dahill
     ------------------------------
         E. Kevin Dahill
         Chief Financial Officer and
         Authorized Signatory

                                  EXHIBIT INDEX


        Exhibit Number                 Description
        --------------                 -----------

        4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to
                                       Exhibit 3.1 to the Registrant's Amendment
                                       No. 2 to the  Registration  Statement No.
                                       333-47117 on Form S-1 (the  "Registration
                                       Statement"), filed with the Commission on April 2, 1998).

        4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to
                                       Exhibit  3.2 to  Amendment  No.  2 to the
                                       Registration  Statement,  filed  with the
                                       Commission on April 2, 1998).

        5                              Opinion  of  Kramer,  Levin,  Naftalis  &
                                       Frankel.

        10.1 Mobius Management Systems, Inc. 1996 Stock Incentive Plan, together with the amendment thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement, filed with the Commission on February 27, 1998 and to
                                       Exhibit  10.2 to  Amendment  No. 1 to the
                                       Registration  Statement,  filed  with the
                                       Commission on March 11, 1998).

        10.2 Mobius Management Systems, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit
                                       10.3   to   Amendment   No.   1  to   the
                                       Registration  Statement,  filed  with the
                                       Commission on March 11, 1998).

        10.3 Mobius Management Systems, Inc. 1998 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit
                                       10.4   to   Amendment   No.   1  to   the
                                       Registration  Statement,  filed  with the
                                       Commission on March 11, 1998).

        23.1                           Consent of KPMG Peat Marwick LLP.

        23.2 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 5 above).